Exhibit 10.4

PATENT PROPERTIES, INC.

AMENDED AND RESTATED

2006 LONG-TERM INCENTIVE PLAN

OPTION GRANT AGREEMENT

Grant No._______

You are hereby awarded an option (the “Option”) to purchase Common Stock of Patent Properties, Inc. (“Company”). This Option is subject to the terms and conditions set forth in this Stock Option Grant Agreement (“Grant Agreement”) and in the Company’s Amended & Restated 2006 Long-Term Incentive Plan, as amended (“Plan”), which is attached hereto as Exhibit A. By executing this Grant Agreement, you agree to be bound by all of the Plan’s terms and conditions as if they had been set out in this Grant Agreement. In addition, you recognize and agree that all determinations, interpretations, or other actions respecting the Plan and this Grant Agreement will be made by the Plan Committee, and shall be final, conclusive and binding on all parties, including you and your successors in interest. Capitalized terms not otherwise defined herein are used as are defined in the Plan.

1.    Specific Terms. Your Option has the following terms:

Name of Grantee:
Type of Option:
Number of Options:
Exercise Price of Options:
Date of Grant:
Expiration Date:
Vesting:
Exercisability:

2.    Expiration of Option. Your Options granted hereunder will expire at 5:00 p.m. (EDT or EST, as applicable) on the above-mentioned tenth anniversary of the Date of Grant.

3.    Manner of Exercise of the Option. Your Option may only be exercised in the manner set forth in the Plan, using the exercise notice attached to this Grant Agreement as Exhibit B, or such other form as the Committee prescribes.

4.    Termination of Service. Subject to the terms of any agreement relating to your employment, directorship or consultancy, as applicable, between you and the Company then in effect, the unvested portion of this Award shall be canceled and become automatically null and void immediately after termination of your service as an employee, director or consultant for any reason, but only to the extent you have not become vested, pursuant to the foregoing terms, on or at the time your employment, directorship or consultancy is terminated. Upon termination of your employment, directorship or consultancy for any reason, all of your vested Options, if any, shall terminate on the earliest to occur of the following occasions, provided, in each case the term of such Options shall not extend beyond the original expiration date set forth in this Grant Agreement:

(i)       If upon a termination for Cause, the date you cease to be an employee, director or consultant;

(ii)       If upon a termination by reason of death, twelve (12) months following your date of death subject to the terms of the Plan; or

(iii)       If upon any other termination, ninety (90) days following your date of termination, except as otherwise provided under the terms of the Plan.

5.    Designation of Beneficiary. You may designate a beneficiary (“Beneficiary”), who will succeed to your rights under this Award when you die, by completing and executing a beneficiary designation substantially in the form attached hereto as Exhibit C (or such other form as the Committee deems acceptable) and delivering it to the Company.

6.    Restrictions on Transfer of Grant. Your rights under this Grant Agreement may not be not be sold, pledged, assigned or otherwise transferred other than by will or the laws of descent and distribution. Unless otherwise determined by the Committee, an Award may be exercised during your lifetime, only by you or, during the period you are under a legal disability, by your guardian or legal representative. Any attempt to transfer, assign, pledge or otherwise dispose of, or to subject to execution, attachment or similar process, contrary to the provisions hereof shall be void and ineffective and shall give no right to the purported transferee.

7.    Severability. Subject to one exception, every provision of this Grant Agreement and the Plan is intended to be severable, and any illegal or invalid term shall not affect the validity or legality of the remaining terms. The only exception is that this Grant Agreement shall be unenforceable if any provision of the preceding section is illegal, invalid, or unenforceable.

8.    Not a Contract of Employment. By executing this Grant Agreement, you acknowledge and agree that (1) any person who is terminated before full vesting of an Award, such as the one granted to you by this Grant Agreement, could claim that he or she was terminated to preclude vesting; (2) nothing in this Grant Agreement or the Plan confers on you any right to continued Company employment or restricts the Company’s right to terminate your employment at any time for any or no reason; and (3) the Company would not have granted this Award to you but for these acknowledgements and agreements.

9.    Taxes. Except to the extent otherwise specifically provided in an employment or consulting agreement between you and the Company, by signing this Grant Agreement, you acknowledge that you shall be solely responsible for the satisfaction of any taxes that may arise pursuant to this Award (including taxes arising under Sections 409A (regarding deferred compensation) or 4999 (regarding golden parachute excise taxes)), and that neither the Company nor the Committee shall have any obligation whatsoever to pay such taxes or to otherwise indemnify or hold you harmless from any or all of such taxes. The Board shall have the sole discretion to interpret the requirements of the Code for purposes of the Plan and this Grant Agreement.

10.     Plan Governs. By signing this Grant Agreement, you acknowledge that you have received a copy of the Plan and that your Grant Agreement is subject to all the provisions contained in the Plan, the provisions of which are made a part of this Grant Agreement and your Award is subject to all interpretations, amendments, rules and regulations which from time to time may be promulgated and adopted pursuant to the Plan. In the event of a conflict between the provisions of this Grant Agreement and those of the Plan, the provisions of the Plan shall control.

11.     Investment Purposes. By executing this Grant Agreement, you represent and warrant that any Common Stock purchased under the Plan will be held for investment purposes only for your own account, and not with a view to resale in connection with, or with an intent in participating directly or indirectly in, any distribution of such Common Stock within the meaning of the Securities Act of 1933, as amended.

12.     Notices. Any notice, payment or communication required or permitted to be given by any provision of this Grant Agreement shall be in writing and shall be delivered personally or sent by certified mail, return receipt requested, addressed as follows: (i) if to the Company, at the address set forth on the signature page, to the attention of: the Plan Committee; (ii) if to you, at the address set forth below your signature on the signature page. Each party may, from time to time, by notice to the other party hereto, specify a new address for delivery of notices relating to this Award. Any such notice shall be deemed to be given as of the date such notice is personally delivered or properly mailed.

13.     Binding Effect. Every provision of this Grant Agreement shall be binding on and inure to the benefit the parties’ respective heirs, legatees, legal representatives, successors, transferees, and assigns.

14.     Headings. Headings shall be ignored in interpreting this Grant Agreement.

15.     Counterparts. This Grant Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute the same instrument.

16.     Governing Law. The laws of the state of New York shall govern the validity of this Grant Agreement, the construction of its terms, and the interpretation of the rights and duties of the parties hereto.

BY YOUR SIGNATURE BELOW, along with the signature of the Company’s representative, you and the Company agree that the Option is awarded under and governed by the terms and conditions of this Grant Agreement and the Plan

PATENT PROPERTIES, INC.

By:
Name:
Title:

The undersigned Holder hereby accepts the terms of this Grant Agreement and the Plan.

By:
Name:

Exhibit A

2006 Long-Term Incentive Plan, as amended

Patent Properties, Inc. 2006 Long-Term Incentive Plan Documents

Exhibit B

Option Exercise Notice

Subject to acceptance by the Committee, effective as of today, _______________, I hereby elect to exercise ____ Options to purchase ______ Common Stock pursuant to the attached Grant Agreement. I am paying for the Common Stock that I am purchasing as follows: ________________________________________________.

If applicable, I intend to satisfy my withholding tax obligation in the following manner:

Accepted by:

Grantee:	Committee

By:	By:
Print Name:	Title:

Address:

Patent Properties, Inc. 2006 Long-Term Incentive Plan Documents

Exhibit C

Designation of Beneficiary

In connection with the Grant Agreement entered into on_____________, 20__ between Patent Properties, Inc. (“Company”) and_______________(“I”), I hereby designate the primary beneficiary specified below as my beneficiary as to the Award, but only if he or she survives me by at least 30 days. Otherwise, I designate my contingent beneficiary as my beneficiary. This designation shall remain in effect until I revoke it in writing.

Primary Beneficiary:
Address:
Social Security No.:
Contingent Beneficiary
Address
Social Security No.

Date:

By:

I hereby voluntarily consent to and join in the beneficiary selections made by my spouse on this form.

Signature of Spouse

Date